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                                                                Exhibit 11(a)(1)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements of Penn Series" in the Statement of Additional Information and to the inclusion in this Post-Effective Amendment Number 46 to Registration Statement Number 2-77284 (Form N-1A) of our report dated February 2, 1998, on the financial statements and financial highlights of Penn Series Funds, Inc. for the year or period ended December 31, 1997, included in the 1997 Annual Report to Shareholders.



                                    /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
February 25, 1998